  Exhibit 99.1

UPDATE: Blockchain Industries Accepts Binding LOI with BTHMB Holdings

This Amended Press Release revises clerical errors, mainly to clarify some language to ensure that the reader understood the Letter of Intent implies a potential business investment rather than one that has already been executed

SANTA MONICA, CA / ACCESSWIRE / January 23, 2019 / Blockchain Industries, Inc. ("Blockchain Industries") (OTC PINK: BCII) today announced it has signed a binding letter of intent (the "LOI") to accept Singapore company, BTHMB HOLDINGS Pte. Ltd., to be renamed as Blockchain Exchange Alliance (BXA), as the largest shareholder. The companies anticipate turning into a single entity, becoming a publicly traded cryptocurrency exchange company. BXA has agreed to place $1M USD into an escrow account as consideration for entering into the LOI which is subject to diligence review by both parties mutual agreement on certain terms including, but not limited to, valuation and the entrance into definitive transaction documents.

"We are thrilled to be part of this important initiative that is expected to bring liquidity, accessibility and expansion to the blockchain industry," said Patrick Moynihan, CEO of Blockchain Industries. "By working with BXA, we expect to bring more advanced technology and better compliance practices into the public marketplace via a consolidated focus."

BXA intends to use Blockchain Industries to market and expand their operations in North America.

"BXA is a global exchange alliance and the United States is a key factor to any global initiative," said Dr. Byung Gun Kim, CEO of BXA. "By unifying our businesses, we benefit from the focused expertise of Blockchain Industries. As a result, we have tremendous growth opportunities in this region, and we expect quality results from this in North America."

The intention of the LOI aims to solve problems with liquidity, accessibility and expansion that have challenged the fast-paced and swiftly growing digital asset market. This potential transaction would result in a unified, more secure global exchange platform with a broad capability to support emerging blockchain e-commerce, payments, and other digital finance functions.

About Blockchain Industries, Inc.

Blockchain Industries, Inc. is a publicly traded merchant bank focused on the international blockchain and cryptocurrency sectors. The company is comprised of a Blockchain Technology Advisory, an Investment Management arm, and a Global Conference Series (Blockchain Unbound) connecting entrepreneurs and investors.

For more information on Blockchain Industries, visit http://www.blockchainind.com.

About Blockchain Exchange Alliance (BXA)

Blockchain Exchange Alliance (BXA) is a global digital financial company based in Singapore. BXA is an alliance of global crypto exchanges providing liquidity to alliance members with fiat-to-crypto function. BXA provides user-friendly payment services including e-commerce, gaming and sharing economy. BXA is working towards launching new digital financial services including security token exchanges, crypto-banking, and custody services.

For more information on BXA, visit www.BXA.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Forward looking statements are generally written in the future tense and/or are preceded by words such as "may," "will," "should," "forecast," "could," "expect," "suggest," "believe," "estimate," "continue," "anticipate," "intend," "plan," "aim" or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to revise or update any forward-looking statement for any reason.

SOURCE: Blockchain Industries, Inc.